Exhibit 21.1

Subsidiaries of Nasdaq, Inc.*
As of February 15, 2024

U.S. Entities

1.Adenza Group, Inc. (organized in Delaware)
2.Adenza Holdings, LLC (organized in Delaware)
3.Adenza Intermediate I, LLC (organized in Delaware)
4.Adenza Intermediate II, LLC (organized in Delaware)
5.Adenza, Inc. (organized in Delaware)
6.BoardVantage, Inc (organized in Delaware)
7.Boston Stock Exchange Clearing Corporation (organized in Massachusetts)
8.Content Services, LLC (organized in Delaware)
9.Curzon Street Acquisition, LLC (organized in Delaware)
10.Directors Desk, LLC (organized in Delaware)
11.Dorsey, Wright & Associates, LLC (organized in Virginia)
12.eVestment Alliance, LLC (organized in Delaware)
13.eVestment, Inc. (organized in Delaware)
14.FINRA/Nasdaq Trade Reporting Facility LLC (organized in Delaware)
15.FRAMLxchange Inc. (organized in Delaware)
16.FTEN, Inc. (organized in Delaware)
17.Granite Redux, Inc. (organized in Delaware)
18.GraniteBlock, Inc. (organized in Delaware)
19.International Securities Exchange Holdings, Inc. (organized in Delaware)
20.Longitude LLC (organized in Delaware)
21.Nasdaq BX, Inc. (organized in Delaware)
22.Nasdaq Capital Markets Advisory LLC (organized in Delaware)
23.Nasdaq Corporate Services, LLC (organized in Delaware)
24.Nasdaq Corporate Solutions, LLC (organized in Delaware)
25.Nasdaq Digital Asset Holdings, LLC (organized in Delaware)
26.NASDAQ Energy Futures, LLC (organized in Delaware)
27.Nasdaq Execution Services, LLC (organized in Delaware)
28.Nasdaq Fund Secondaries, LLC (organized in Delaware)
29.NASDAQ Futures, Inc. (organized in Delaware)
30.Nasdaq GEMX, LLC (organized in Delaware)
31.NASDAQ Global, Inc. (organized in Delaware)
32.Nasdaq Governance Solutions, Inc. (organized in Delaware)
33.Nasdaq Information, LLC (organized in Delaware)
34.Nasdaq ISE, LLC (organized in Delaware)
35.Nasdaq MRX, LLC (organized in Delaware)
36.Nasdaq PHLX LLC (organized in Delaware)
37.Nasdaq Private Market, LLC (organized in Delaware)
38.Nasdaq SB Holdings, LLC (organized in Delaware)
39.Nasdaq SPS, LLC (organized in Delaware)
40.Nasdaq Technology Services, LLC (organized in Delaware)
41.NFSTX, LLC (organized in Delaware)
42.OneReport, LLC (organized in Delaware)
43.Operations & Compliance Network, LLC (organized in Delaware)
44.QDiligence LLC (organized in Illinois)
45.Solovis, Inc. (organized in Delaware)
46.Stock Clearing Corporation of Philadelphia (organized in Pennsylvania)
47.Strategic Financial Solutions, LLC (organized in Nevada)
48.Sybenetix Inc. (organized in Delaware)
49.The Center for Board Evaluation, Inc. (organized in North Carolina)
50.The Nasdaq Options Market LLC (organized in Delaware)
51.The Nasdaq Stock Market LLC (organized in Delaware)
52.U.S. Exchange Holdings, Inc. (organized in Delaware)
53.Verafin AcquisitionCo LLC (organized in Delaware)
54.Verafin USA Inc. (organized in Delaware)

Non-U.S. Subsidiaries

1.AB Nasdaq Vilnius (organized in Lithuania)
2.Adenza Australia Pty Ltd. (organized in Australia)
3.Adenza Brasil Ltda (organized in Brazil)
4.Adenza Canada, Inc. (organized in Canada)
5.Adenza Chile SpA (organized in Chile)
6.Adenza Colombia S.A.S. (organized in Colombia)
7.Adenza France SARL (organized in France)
8.Adenza Georgia LLC (organized in Georgia)
9.Adenza Gemany GmbH (organized in Germany)
10.Adenza Hong Kong (organized in Hong Kong)
11.Adenza India Private Ltd. (organized in India)
12.Adenza Ireland Ltd. (organized in Ireland)
13.Adenza Israel Ltd. (organized in Israel)
14.Adenza Japan KK (organized in Japan)
15.Adenza Korea LLC (organized in South Korea)
16.Adenza Ltd. (organized in the United Kingdom)
17.Adenza Netherlands B.V. (organized in the Netherlands)
18.ADENZA POLAND SOO SPOLKA Z OGRANICZONA ODPOWIEDZIALNOSCIA (organized in Poland)
19.Adenza Portugal S.A. (organized in Portugal)
20.Adenza Singapore Pte. Ltd. (organized in Singapore)
21.Adenza Spain S.L. (organized in Spain)
22.Adenza Technology (DIFC) Ltd. (organized in Dubai)
23.Adenza Technology de Mexico, S. de R.L. de C.V. (organized in Mexico)
24.AS Pensionikeskus AS (organized in Estonia)
25.Axioma SD, Ltd. (organized in Russia)
26.AxiomSL Holdings B.V. (organized in the Netherlands)
27.AxiomSL Ltd. (Hong Kong) (organized in Hong Kong)
28.AxiomSL Ltd. (UK) (organized in the United Kingdom)
29.AxiomSL Pty Ltd. (organized in Australia)
30.AxiomSL Software Spain, S.L. (organized in Spain)
31.Calypso Group UK Ltd. (organized in the United Kingdom)
32.Calypso Holdco Ltd. (organized in the United Kingdom)
33.Calypso Software (Beijing) Co Ltd. (organized in China)
34.Calypso Technology International Ltd. (organized in Ireland)
35.Calypso Technology Pte. Ltd. (organized in Singapore)
36.Calypso UK MidCo. Ltd. (organized in the United Kingdom)
37.Calypso UK TopCo. Ltd. (organized in the United Kingdom)
38.Capri Bidco Ltd. (UK) (organized in the United Kingdom)
39.Capri Holdco Ltd. (UK) (organized in the United Kingdom)
40.Cinnober Financial Technology AB (organized in Sweden)
41.Curzon Street Holdings Limited (organized in the United Kingdom)
42.Ensoleillement Inc. (organized in Canada)
43.eVestment Alliance (UK) Limited (organized in the United Kingdom)
44.eVestment Alliance Australia Pty Ltd (organized in Australia)
45.eVestment Alliance Hong Kong Limited (organized in Hong Kong)
46.Indxis Ltd (organized in the United Kingdom)
47.Metrio Software Inc. (organized in Quebec)
48.Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)
49.Nasdaq AB (organized in Sweden)
50.Nasdaq Australia Holding Pty Ltd (organized in Australia)
51.NASDAQ Canada Inc. (organized in Canada)
52.Nasdaq Clearing AB (organized in Sweden)
53.Nasdaq Copenhagen A/S (organized in Denmark)
54.Nasdaq Corporate Solutions (India) Private Limited (organized in India)
55.Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)
56.Nasdaq CSD SE (organized in Latvia)
57.Nasdaq CXC Limited (organized in Canada)
58.Nasdaq Exchange and Clearing Services AB (organized in Sweden)
59.Nasdaq France SAS (organized in France)
60.Nasdaq Germany GmbH (organized in Germany)
61.Nasdaq Helsinki Ltd (organized in Finland)

62.Nasdaq Holding AB (organized in Sweden)
63.Nasdaq Holding Denmark A/S (organized in Denmark)
64.Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)
65.Nasdaq Iceland hf. (organized in Iceland)
66.Nasdaq International Ltd (organized in the United Kingdom)
67.NASDAQ Korea Ltd (organized in South Korea)
68.Nasdaq Ltd (organized in Hong Kong)
69.Nasdaq Nordic Ltd (organized in Finland)
70.NASDAQ OMX Europe Ltd (organized in the United Kingdom)
71.Nasdaq Oslo ASA (organized in Norway)
72.Nasdaq Pty Ltd (organized in Australia)
73.Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)
74.Nasdaq Spot AB (organized in Sweden)
75.Nasdaq Stockholm AB (organized in Sweden)
76.Nasdaq Tallinn AS (organized in Estonia)
77.Nasdaq Technology (Japan) Ltd (organized in Japan)
78.Nasdaq Technology AB (organized in Sweden)
79.Nasdaq Technology Energy Systems AS (organized in Norway)
80.Nasdaq Technology Italy Srl (organized in Italy)
81.Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
82.Nasdaq Treasury AB (organized in Sweden)
83.Nasdaq Vilnius Services UAB (organized in Lithuania)
84.Nasdaq Wizer Solutions AB (organized in Sweden)
85.OMX Netherlands B.V. (organized in the Netherlands)
86.OMX Netherlands Holding B.V. (organized in the Netherlands)
87.OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by Nasdaq, Inc.)
88.OMX Treasury Euro Holding AB (organized in Sweden)
89.Puro.earth (organized in Finland) (70% owned, directly or indirectly, by Nasdaq, Inc.)
90.Quandl, Inc. (organized in Canada, Federal)
91.RF Nordic Express AB (organized in Sweden) (50.1% owned, directly or indirectly, by Nasdaq, Inc.)
92.Shareholder.com B.V. (organized in the Netherlands)
93.Simplitium Ltd (organized in the United Kingdom)
94.SMARTS Broker Compliance Pty Ltd (organized in Australia)
95.SMARTS Market Surveillance Pty Ltd (organized in Australia)
96.Sybenetix Limited (organized in the United Kingdom)
97.Sybenetix Ukraine (organized in the Ukraine)
98.TopQ Software Limited (organized in the United Kingdom)
99.TOV AxiomSL (organized in the Ukraine)
100.Verafin Solutions ULC (organized in Canada)
101.Whittaker & Garnier Limited (organized in the United Kingdom)

* The list of subsidiaries does not include not-for-profit entities or foreign branches of subsidiaries, or entities in which Nasdaq owns less than 50% of the entity.